(Sec.3.3 deleted 4/25/96)
                              BY-LAWS

                                OF

                  ANADARKO PETROLEUM CORPORATION


                            ARTICLE I
                        OFFICE AND RECORDS

     1.1. The Corporation shall maintain a registered office in Delaware, and may maintain such other offices and keep its books, documents and records at such places within or without Delaware as may from time to time be designated by the Board of Directors.

                            ARTICLE II
                     MEETINGS OF STOCKHOLDERS

     2.1. All meetings of the stockholders of the Corporation shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     2.2. The Annual Meeting of Stockholders shall be held on such date and at such time as may be fixed by the Board and stated in the notice thereof, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws.

     To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' prior public disclosure of the date of the meeting is made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such public disclosure was made or notice of the date of the meeting was mailed, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of
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the Corporation which are beneficially owned by the stockholder and
(iv) any material interest of the stockholder in such business.

     Notwithstanding anything in these By-Laws to the contrary, no business shall be transacted at the Annual Meeting except in accordance with the procedures set forth in this Section, provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting.

     The Chairman of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that certain business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     2.3. Special meetings of the stockholders shall be called by the Board. The business transacted at a special meeting shall be confined to the purposes specified in the notice thereof. Special meetings shall be held at such date and at such time as the Board may designate.

     2.4. Written notice of each meeting of stockholders, stating the place, date and hour of the meeting, and the purpose or purposes thereof, shall be mailed not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote thereat.

     2.5. Unless otherwise provided by statute, stockholders entitled to cast a majority of the total votes entitled to be cast by all stockholders at a meeting, present either in person or by proxy, shall constitute a quorum at such meeting. The Secretary of the Corporation (or in his absence an Assistant Secretary or an appointee of the presiding officer of the meeting) shall act as the
 Secretary of the meeting. Whether or not a quorum is present, holders of shares of stock entitled to cast a majority of votes present at a meeting, in person or by proxy, may adjourn the meeting from time to time to another time or place, at which time, if a quorum is present, any business may be transacted which might have been transacted at the meeting as originally scheduled.
Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days or a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.6. Each stockholder entitled to vote at any meeting shall be entitled, for each share held of record on the record date fixed as provided in Section 10.3 of Article X of these By-Laws for determining the stockholders entitled to vote at such meeting, to a number of votes (in person or by written proxy) determined as provided in the Restated Certificate of Incorporation. Except as
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otherwise provided by statute or by the Restated Certificate of
Incorporation or these By-laws, the vote of a plurality of the votes cast shall be sufficient to elect directors and to pass any resolution within the power of the holders of all the outstanding shares.

     Elections of directors need not be by ballot; provided however, that by resolution duly adopted, a vote by ballot may be required.

     2.7. Any stockholder entitled to vote upon any matter at any meeting of stockholders may so vote by proxy. Every proxy shall be in writing (which shall include telegraphing or cabling) subscribed by the stockholder or his duly authorized attorney, and shall be dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the Secretary of the Corporation before such meeting.

     2.8. At each meeting of the stockholders the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by three inspectors, two of whom shall have power to make a decision. Such inspectors shall be appointed by the Board before the meeting, or in default thereof by the presiding officer at the meeting, and shall be sworn to the faithful performance of their duties. If any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, substitutes shall be appointed by the presiding officer.

                           ARTICLE III
                        BOARD OF DIRECTORS

     3.1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than six nor more than nine directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Board of Directors. At a special meeting of stockholders held August 27, 1986, Class I directors were elected for a term ending at the 1987 Annual Meeting of Stockholders, Class II directors were elected for a term ending at the 1988 Annual Meeting of Stockholders, and Class III directors were elected for a term ending at the 1989 Annual Meeting of Stockholders, in each case effective as of the date of filing of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. At each Annual Meeting of Stockholders beginning in 1987, successors to the class of directors whose term expires at that Annual Meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the
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classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the Annual Meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause.

     3.2. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the laws of Delaware, by the Restated Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.


                            ARTICLE IV
                      MEETINGS OF THE BOARD

     4.1. The first meeting of the Board of Directors after the Annual Meeting of Stockholders may be held without notice, either immediately after said meeting of stockholders and at the place where it was held, or at such other time and place, whether within or without Delaware, as shall be fixed by the vote of the stockholders at the Annual Meeting, or by the consent in writing of all the directors.

     4.2. Regular meetings of the Board may be held without notice at such time and place, whether within or without Delaware, as shall from time to time be determined by the Board.

     4.3. Special meetings of the Board of Directors shall be called by the Secretary at the request in writing of the Chief Executive Officer or of any three directors. Such request shall state the purpose or purposes of the proposed meeting. Such meetings may be held at any place, whether within or without Delaware. Notice of each such meeting shall be given by the Secretary to each director at least three days before the meeting.
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Such notice shall set forth the time and place at which the meeting is to be held and the purpose or purposes thereof. No such notice of any given meeting need be given to any director who files a written waiver of notice thereof with the Secretary, either before or after the meeting.

     4.4. A quorum for the transaction of business at meetings of the Board of Directors shall consist of a majority of the directors then in office, but in no event less than one-third of the whole Board. In the absence of a quorum at any duly scheduled or duly called meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, at which time any business may be transacted which might have been transacted at the meeting as originally scheduled.

                            ARTICLE V
                     COMMITTEES OF THE BOARD

     5.1.  General.

     (a) The Board of Directors may, by resolution passed by a majority vote of the full membership of the Board, designate one or more committees, each committee to consist of two or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise such powers as are designated in the resolution of the Board or set forth in these By-Laws.

     (b) Unless he resigns, dies or is removed prior thereto, each member of a committee shall continue to hold office until the first meeting of the Board following the first Annual Meeting of Stockholders next following his designation, and until his successor has been designated. Resignations of members of a committee must be in writing and shall be effective upon the date of receipt thereof by the Secretary or upon the effective date specified therein, whichever date is later, unless acceptance is made a condition of the resignation, in which event it shall be effective upon acceptance by the Board. Any member of a committee may be removed at any time, with or without cause, by a majority vote of the full membership of the Board.

     (c) Regular meetings of a committee may be held without notice at such time and place as shall from time to time be determined by the committee. Special meetings of a committee shall be called by the Secretary at the request of the Chief Executive Officer or of any two members of the committee. Notice of each special meeting of a committee shall be given by the Secretary to each member of the committee. No such notice of any meeting need be given to any member of a committee who attends the meeting or who files a written waiver of notice thereof with the Secretary, either before or after the meeting.
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     (d)  Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board, a provision in the rules of such committee or a provision in the By-Laws to the contrary, a majority of the entire number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee. If the Board has not designated alternate members of a committee, or if all such alternates are absent or disqualified from voting, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may in the absence or disqualification of any member of the committee unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

     (e) Each committee may designate a chairman of such committee by majority vote of the committee's full membership, unless designation of a chairman is otherwise specified in these By-Laws or provided by resolution of the Board of Directors.

     5.2.  Executive Committee.

     (a) The Board of Directors may designate an Executive Committee. During the intervals between meetings of the Board, the Committee shall advise with and aid the officers of the Corporation in all matters concerning its interests and the management of its business, and generally perform such duties as may be directed by the Board of Directors from time to time. The Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation while the Board is not in session, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the Committee shall not have power or authority in reference to amending the Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the By-Laws, filling newly created directorships and vacancies on the Board or the Committee, or (unless expressly authorized by resolution of the Board) declaring a dividend or authorizing the issuance of stock.

     (b) A quorum for the transaction of business at meetings of the Executive Committee shall consist of a majority of the members of the Committee then in office.

     (c)  The Executive Committee shall keep regular minutes of proceedings, copies of which shall be sent to each member of the
Board of Directors.
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                            ARTICLE VI
                    COMPENSATION OF DIRECTORS

     6.1. Each director and each advisory director shall, in consideration of his serving as a director or advisory director, be paid by the Corporation such reasonable compensation as shall be fixed from time to time by resolution of the Board of Directors, together with traveling, food, lodging and other expenses incurred in attending meetings of the Board; provided that no director or advisory director who is also an employee of the Corporation shall be entitled to receive any compensation for his services as a director or advisory director.

     6.2. Members of committees of the Board of Directors may receive such reasonable compensation for their services as may be fixed from time to time by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any member of any committee from serving the Corporation in any other capacity and receiving compensation therefor.

                           ARTICLE VII
                             OFFICERS

     7.1.  General.

     (a) The officers of the Corporation shall be chosen by the Board of Directors. The principal officers shall be a Chairman of the Board, a Vice Chairman of the Board (if chosen by the Board), a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President, one or more of whom may be designated Group Vice President and one or more of whom may be designated Senior Vice President), a Secretary, a Treasurer, a Controller, and a General Counsel (if chosen by the Board). The principal officers shall be elected each year at the first meeting of the Board of Directors after the Annual Meeting of the Stockholders of the Corporation. Two or more offices may be held by the same person. The Chairman of the Board, the Vice Chairman of the Board and the President shall be chosen by the directors from their own number. The salaries of the principal officers of the Corporation shall be fixed by the Board.

     (b) The Board may appoint such other officers, assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. The salaries of persons appointed under this section may be fixed by the Chief Executive Officer, who shall report to the Board annually thereon.

     (c) Unless he resigns, dies or is removed prior thereto, each officer of the Corporation shall hold office until his successor has been chosen and has qualified. Any person elected or appointed by the Board of Directors may be removed at any time, with or without cause, and all vacancies (however arising) may be filled at
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any time, by the affirmative vote of a majority of the directors then in office. Any other employee of the Corporation may be removed at any time, with or without cause, by the Chief Executive Officer or by any superior of such employee to whom the power of removal has been delegated by the Chief Executive Officer.

     7.2.  Chief Executive Officer.

     (a) The Board of Directors shall designate either the Chairman of the Board or the President to be the Chief Executive
Officer of the Corporation.

     (b) All other officers of the Corporation shall be subordinate to the Chief Executive Officer and shall from time to time report to him as he may direct. He shall have general supervision and direction of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

     (c) He shall have all the general powers and duties usually vested in the chief executive officer of a corporation, and in addition shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors.

     7.3.  Chairman of the Board.

     (a) The Chairman of the Board shall preside at all meetings of the stockholders and directors.

     (b)  He shall be a member and chairman of the Executive
Committee and he shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors.

     (c) He shall, if designated Chief Executive Officer, have all the powers and duties granted and delegated to the Chief Executive Officer by the By-Laws. If not designated Chief Executive Officer, he shall be vested with all the powers and authorized to perform all the duties of the Chief Executive Officer in his absence or disability.

     7.4.  Vice Chairman of the Board.

     (a) If the Board chooses a Vice Chairman of the Board, he shall preside at meetings of the stockholders or directors in the absence or disability of the Chairman of the Board.

     (b) He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

     7.5.  President.

     (a)  He shall be a member of the Executive Committee and he
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shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors.

     (b) He shall, if designated Chief Executive Officer, have all the power and duties granted and delegated to the Chief Executive
Officer by these By-Laws.  If not designated Chief Executive
Officer, he shall be vested with all the powers and authorized to perform all the duties of the Chief Executive Officer in his absence or disability.

     7.6.  Executive Vice President.

     If the Board designates one or more Executive Vice Presidents, such officer or officers shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer and shall be vested with all the powers and authorized to perform all the duties of the Chairman of the Board, the Vice Chairman of the Board and the President in the absence or disability of all of said officers. Each Executive Vice President shall have all the powers and duties granted and delegated to each Group Vice President, Senior Vice President and Vice President by these By-Laws.

     7.7.  Group Vice President.

     If the Board designates one or more Group Vice Presidents, such officer or officers shall have general direction of and supervision over such operating offices of the Corporation or over such departments of the Corporation and its subsidiaries as the Board of Directors or the Chief Executive Officer may prescribe. Each Group Vice President shall have all the powers and duties granted and delegated to each Vice President (other than the Executive Vice Presidents) by these By-Laws and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board, the President and the Executive Vice Presidents, each Group Vice President shall be vested with all the powers and authorized to perform all the duties of said officers.

     7.8.  General Counsel.

     If the Board designates a General Counsel, the General Counsel shall be the principal legal officer of the Corporation. He shall have general direction of and supervision over the legal affairs of the Corporation and shall advise the Board of Directors and officers of the Corporation on all legal matters. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.
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     7.9.  Senior Vice President.

     If the Board designates one or more Senior Vice Presidents, such officer or officers shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board, the President, the Executive Vice Presidents and the Group Vice Presidents, each Senior Vice President shall be vested with all the powers and authorized to perform all the duties of said officers.

     7.10.  Vice President.

     Each Vice President shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board, the President, the Executive Vice Presidents, the Group Vice Presidents and the Senior Vice Presidents, each Vice President shall be vested with all the powers and authorized to perform all the duties of said officers.

     7.11.  Secretary.

     The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for committees of the Board when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, when notice is required by these By-Laws. He shall have custody of the seal of the Corporation, and, when authorized by the Board of Directors, or when any instrument requiring the corporate seal to be affixed shall first have been signed by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President, shall affix the seal to such instrument and shall attest the same by his signature. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

     7.12.  Assistant Secretary.

     If the Board appoints one or more Assistant Secretaries, each Assistant Secretary shall be vested with all the powers and authorized to perform all the duties of the Secretary in his absence or disability. The performance of any act or the execution of any instrument by an Assistant Secretary in any instance in which such performance or execution would customarily have been accomplished by the Secretary shall constitute conclusive evidence of the absence or disability of the Secretary. Each Assistant Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.
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     7.13.  Treasurer.

     (a) The Treasurer shall have custody of the corporate funds and securities, and he shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.

     (b) He shall disburse the funds of the Corporation as ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     (c) If required by the Board of Directors, he shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     (d) He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

     7.14.  Assistant Treasurer.

     If the Board appoints one or more Assistant Treasurers, each Assistant Treasurer shall be vested with all the powers and authorized to perform all the duties of the Treasurer in his absence or disability. The performance of any act or the execution of any instrument by an Assistant Treasurer in any instance in which such performance or execution would customarily have been accomplished by the Treasurer shall constitute conclusive evidence of the absence or disability of the Treasurer. Each Assistant Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

     7.15.  Controller.

     The Controller shall be the principal accounting officer of the Corporation. He shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall be responsible for the design, installation and maintenance of accounting and cost systems and procedures throughout the Corporation. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.
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     7.16.  Assistant Controller.

     If the Board appoints one or more Assistant Controllers, each Assistant Controller shall be vested with all the powers and authorized to perform all duties of the Controller in his absence or disability. The performance of any act or the execution of any instrument by an Assistant Controller in any instance in which such performance or execution would customarily have been accomplished by the Controller shall constitute conclusive evidence of the absence or disability of the Controller. Each Assistant Controller shall perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

     7.17.  Duties of Officers May be Delegated.

     In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the directors then in office concur therein.

                           ARTICLE VIII
                       POWERS OF EXECUTION

     8.1. All checks and other demands for money and notes and other instruments for the payment of money shall be signed on behalf of the Corporation by such officer or officers or by such other person or persons as the Board of Directors may from time to time designate. The signature of any such officer or other person may be a facsimile if so authorized by the Board of Directors.

     8.2. All contracts, deeds and other instruments to which the seal of the Corporation is affixed shall be signed on behalf of the Corporation by the Chairman of the Board, by the Vice Chairman of the Board, by the President, by any Vice President, or by such other person or persons as the Board of Directors may from time to time designate, and shall be attested by the Secretary or an Assistant Secretary.

     8.3. All other contracts, deeds and instruments shall be signed on behalf of the Corporation by the Chairman of the Board, by the Vice Chairman of the Board, by the President, by any Vice President, or by such other person or persons as the Board of Directors or the Chief Executive Officer may from time to time designate.

     8.4.  All shares of stock owned by the Corporation in other corporations shall be voted on behalf of the Corporation by such persons and in such manner as shall be prescribed by the Chief
Executive Officer.
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                            ARTICLE IX
                         INDEMNIFICATION

     9.1 (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, including actions, suits or proceedings by or in the right of the Corporation, by reason of the fact that such person is or was a director, advisory director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, advisory director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgements, fines (including excise taxes assessed with respect to employee benefit plans), amounts paid in settlement, reasonable expenses (including attorneys' fees) and other liabilities arising in connection with such action, suit or proceeding, and reasonable expenses (including attorneys' fees) incurred in enforcing the rights provided by this
Section 9.1., to the fullest extent to which indemnity may lawfully be provided pursuant to a by-law under applicable law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, and interest on any such expenses not paid by the Corporation when due shall be paid by the Corporation at the rate announced from time to time by Manufacturers Hanover Trust Company as its reference rate, to the fullest extent to which advancement of such expenses and payment of such interest may lawfully be provided pursuant to a by-law under applicable law; provided, however, that, unless otherwise authorized by the Board of Directors, no person shall be entitled to such advance payment of expenses with respect to any action, suit or proceeding not by or in the right of the Corporation, unless such person shall have given the Corporation reasonable notice of the institution of such action, suit or proceeding and the opportunity to control the defense thereof (with counsel reasonably satisfactory to such person).

     (b) The rights provided by this Section 9.1 are for the benefit of the persons referred to herein and their respective heirs, executors and administrators and shall be legally enforceable against the Corporation by such persons (who shall be presumed to have relied on such rights in undertaking or continuing any of the positions referred to herein) or by their respective heirs, executors and administrators. No amendment to or restatement of this Section 9.1., or merger or consolidation of the Corporation, shall impair the rights of indemnification provided by this Section 9.1 with respect to any action or failure to act, or alleged action or failure to act, occurring or alleged to have occurred prior to such amendment, restatement, merger or consolidation.
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                            ARTICLE X
                          MISCELLANEOUS

     10.1.  Certificates of Stock.

     The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by (i) the Chairman of the Board, or Vice Chairman of the Board, or President or a Vice President and (ii) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

     10.2.  Transfers of Stock.

     Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

     10.3.  Date for Determining Stockholders of Record.

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting nor more than sixty days prior to any other action.

     10.4.  Registered Stockholders.

     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

     10.5.  Lost Certificates.

     Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact, and shall if the Board of Directors so requires give the Corporation a bond of indemnity, in form and amount and with one or more sureties satisfactory to the Board, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed. The Board of Directors in its discretion may, as a prerequisite to the issuance of a new certificate, impose such additional lawful
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requirements as its sees fit, including, but without limiting the generality of the foregoing, the requirement that the alleged loss, theft or destruction of the old certificate be advertised in one or more newspapers published in an appropriate place or places; and the Board of Directors may in its discretion refuse to issue a new certificate except upon the order of a court having jurisdiction in such matter.

     10.6.  Dividends.

     (a) Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting as provided by the laws of Delaware and the Restated
Certificate of Incorporation.

     (b) Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interests of the Corporation.

     10.7.  Seal.

     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words, "Corporate Seal, Delaware."

     10.8.  Notices.

     Whenever, under the provisions of these By-Laws, notice is required to be given to any director, officer or stockholder, it shall be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail in a postpaid sealed wrapper, addressed to such director, officer or stockholder at such address as appears on the records of the Corporation, or, in the default of other address, to such director, officer or stockholder at the General Post Office in any city in which the Corporation maintains an office, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

     10.9.  Amendments.

     Except as otherwise provided by law, these By-Laws or the Restated Certificate of Incorporation, these By-Laws may be altered, amended or repealed (i) at any regular or special meeting of the stockholders by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat or (ii) at any regular or special meeting of the Board of Directors by affirmative vote of a majority of the directors then in office; provided, however, that notice of the proposed
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alteration or amendment shall have been contained in the notice of the meeting.

     10.10.  Fiscal Year.

     The fiscal year of the Corporation shall be the calendar year.


     10.11.  Safe Deposit Boxes.

     The Corporation may rent such safe deposit boxes, and may deposit therein such securities, documents and articles, as the Board of Directors may designate from time to time. Access to such safe deposit boxes shall be granted only (i) to any two of the following officers of the corporation attending together: Chairman of the Board, Vice Chairman of the Board, President, a Vice President, Secretary, Treasurer and Controller, or (ii) to any one of the foregoing officers and either an Assistant Secretary or an Assistant Treasurer, attending together.

     10.12.  Custodian Accounts.

     Any or all of the securities owned by this Corporation may be deposited with such custodian or custodians as the Board of Directors may designate from time to time. The custodian shall not be authorized to negotiate such securities or to take any other action with respect thereto except upon written directions signed
(i) by any two of the following officers of the Corporation:
Chairman of the Board, Vice Chairman of the Board, President, a Vice President, Secretary, Treasurer and Controller, or (ii) by any one of the foregoing officers and either an Assistant Secretary or an Assistant Treasurer.

     10.13.  Construction of Words.

     The use of the masculine gender in any provisions of these By-Laws shall not be deemed to indicate any distinction based on sex, but shall be deemed to include the feminine gender wherever it is found.

THE STATE OF TEXAS  }
                    }
COUNTY OF HARRIS    }

   I,                    , Assistant Secretary of Anadarko
Petroleum Corporation, do hereby certify that the foregoing By-Laws were adopted by the Board of Directors of Anadarko Petroleum
Corporation at a meeting of such Board held on the          day of
                , 1986, and that same do now constitute the By-Laws of said Corporation.

                                   ______________________________
                        Assistant Secretary
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